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                                                                   Exhibit 23.1

                           Independent Auditors' Consent


The Board of Directors
Anthem, Inc.:

        We consent to the use of our report dated February 6, 2002, with respect to the consolidated balance sheets of Trigon Healthcare, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2001 included herein.


/s/ KPMG LLP


Richmond, Virginia
August 2, 2002